UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 19, 2016

6D GLOBAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35002	47-1899833
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
Of Incorporation)		Identification No.)

17 State Street, Suite 2550
New York, NY 10004
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (646) 681-2345

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 19, 2016, 6D Global Technologies, Inc. (the "Company") held its 2016 Annual Meeting of Stockholders (the "Annual Meeting"). Two proposals were submitted to a vote of the stockholders at the Annual Meeting. The first proposal was for the election of four nominees to serve as directors of the Company until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified. The second proposal was a vote on an advisory resolution to approve executive compensation. Additional information about the proposals can be found in the Company's definitive proxy statement filed with the Securities and Exchange Commission on July 27, 2016.

Of the 78,247,864 shares of stock issued and outstanding and entitled to vote at the Annual Meeting, 60,567,566 shares were represented in person or by proxy, which constituted approximately 77.40% of the total votes entitled to be cast at the Annual Meeting.  Each share of common stock outstanding is entitled to one vote.

Proposal 1 – Election of Directors

The voting results for the election of directors were as follows:

	Number of Shares Voted For	Number of Shares Withheld

Tejune Kang	60,330,132	237,434
Piotr A. Chrzaszcz	60,295,365	272,201
Michael Bannout	60,295,365	272,201
Sarah Michael	60,518,824	48,742

There were no votes against any nominee.  There were no broker non-votes for this proposal.

Proposal 2 – Vote on an advisory resolution to approve executive compensation

The voting results for the vote on the advisory resolution to approve executive compensation were as follows:

For: 60,546,146	Against: 19,520	Abstain: 1,900

There were no broker non-votes for this proposal.

The four director nominees listed above were elected and the proposal on an advisory resolution to approve executive compensation was passed.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

6D GLOBAL TECHNOLOGIES, INC.

Date: August 23, 2016	By: /s/ Tejune Kang
Name: Tejune Kang
Title: Chief Executive Officer